Exhibit 10.2

Execution Version

EXCHANGE AGREEMENT

by and among

XEROX CORPORATION,

XEROX HOLDINGS CORPORATION,

THE OTHER GUARANTORS PARTY HERETO

and

THE EXCHANGING HOLDERS PARTY HERETO

November 13, 2026

TABLE OF CONTENTS

ARTICLE I DEFINED TERMS		2
1.01	Defined Terms	2
1.02	Terms Generally	5
1.03	Times of Day	6

ARTICLE II THE EXCHANGE		6
2.01	The Exchange	6

ARTICLE III TERMS OF THE NEW 1L EXCHANGE NOTES		7
3.01	New 1L Exchange Notes Indenture	7

ARTICLE IV CLOSING; CONDITIONS		8
4.01	Closing	8
4.02	Exchanging Holder Closing Conditions	9
4.03	Issuer, Holdings and Subsidiary Guarantor Closing Conditions	10

ARTICLE V REPRESENTATIONS AND WARRANTIES OF XEROX CORP AND HOLDINGS		11
5.01	Good Standing of Xerox Corp, Holdings and the Subsidiary Guarantors	11
5.02	Capital Stock	11
5.03	New 1L Exchange Notes Indenture	11
5.04	The New 1L Exchange Notes	12
5.05	The Exchange Common Stock	12
5.06	Absence of Further Requirements	12
5.07	Absence of Defaults and Conflicts Resulting from the Transactions	12
5.08	Authorization of this Agreement	13
5.09	Class of Securities Not Listed	13
5.10	No Registration	13
5.11	No General Solicitation; No Directed Selling Efforts	13
5.12	SEC Reports	14
5.13	S-3 Eligibility	14
5.14	Investment Company Act	14
5.15	No Material Adverse Effect	14
5.16	No Proceedings	14
5.16	Rule 14e-1	14
5.18	Anti-Bribery	14
5.19	Money Laundering Laws	14
5.20	OFAC; Sanctions	15

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE EXCHANGING HOLDERS		16
6.01	Title to the Exchanged Notes	16
6.02	Nature of Purchase	16
6.03	No Registration	17
6.04	Power and Authority	17

i

6.05	Authorization	16
6.06	No Conflicts	17
6.07	Governmental Consents	18
6.08	Information	18
6.09	Investment Experience	18
6.10	No General Solicitation	19
6.11	Finder’s Fees	19
6.12	Source of Funds	19
6.13	Canadian Status Representation	19
6.14	OFAC; Sanctions	20

ARTICLE VII COVENANTS		20
7.01	DTC Eligibility	20
7.02	Stock	20
7.03	Rule 144	20
7.04	Legend Removal	20
7.05	Registration Statement.	21
7.06	Tax Matters.	22
7.07	Indemnification.	23

ARTICLE VIII EXPENSES		25
8.01	Expenses	25

ARTICLE IX MISCELLANEOUS		25
9.01	Amendments, Consents and Waivers	25
9.02	Notices	25
9.03	Binding Effect; Counterparts	27
9.04	Successors and Assigns	27
9.05	Applicable Law	27
9.06	Entire Agreement	28
9.07	Severability	28
9.08	Headings	28
9.09	Several Obligations of the Exchanging Holders	28
9.10	No Personal Liability	28
9.11	Termination	29
9.12	Specific Performance	29
9.13	Confidentiality of Holder Information	29

ARTICLE X REPRESENTATIONS AND WARRANTIES OF INVESTMENT ADVISOR OR MANAGER		29
10.01	Authority	29

Schedules

Schedule I – Schedule of Subsidiary Guarantors

Schedule II – Schedule of Exchanging Holders of 2028 Notes

Schedule III – Withdrawal and Delivery Information

Schedule IV – Canadian Representation Letter

ii

Exhibits

Exhibit A – Form of Indenture

Exhibit B – Forms of U.S. Collateral Agreements

Exhibit C – Forms of Intercreditor Documents

Exhibit D – Form of Selling Stockholder Questionnaire

iii

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is dated as of November 13, 2026, by and among Xerox Corporation, a New York corporation (“Xerox Corp”), Xerox Holdings Corporation, a New York corporation (“Holdings”), the other guarantors listed on Schedule I hereto (each a “Subsidiary Guarantor” and, together with Holdings, the “Guarantors”) and each of the undersigned (i) beneficial or legal holder of the 2028 Notes (as defined below) or (ii) investment advisor, sub-advisor or manager (each, an “Investment Advisor or Manager”) to a beneficial or legal holder or holders of (and in such capacity having the power to direct the voting and disposition of the Exchanged Notes (as defined below) held by such holder(s)), such persons beneficially or legally holding such 2028 Notes being listed on Schedule II hereto (the “Exchanging Holders” and each, an “Exchanging Holder”). Terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture (as defined below).

W I T N E S S E T H

WHEREAS, Xerox Corp has duly authorized the issuance of up to $130,266,000 aggregate principal amount of its 10.250% Senior Secured First Lien Notes (2026 Issue) due 2030 (the “New 1L Exchange Notes”) pursuant to an Indenture to be dated as of the Settlement Date (as defined below) (as amended, supplemented or otherwise modified from time to time, the “New 1L Exchange Notes Indenture”), among Xerox Corp, the Guarantors and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “New 1L Exchange Notes Trustee”) and as collateral agent (in such capacity, the “New 1L Exchange Notes Collateral Agent”), a form of which is attached hereto as Exhibit A;

WHEREAS, the Exchanging Holders collectively beneficially own $173,679,000 aggregate principal amount of Holdings’ 5.500% Senior Notes due 2028 (the “2028 Notes”), issued pursuant to the Indenture, dated as of August 6, 2020 (as amended, supplemented or otherwise modified to the date hereof, the “2028 Notes Indenture”), among Holdings, as issuer, Xerox Corp, as guarantor, the other guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (in such capacity, the “2028 Notes Trustee”);

WHEREAS, the Exchanging Holders, the other Consenting Holders (as defined below), Xerox Corp, Holdings and the Subsidiary Guarantors are party to that certain Exchange Support Agreement, dated as of October 29, 2026 (the “Exchange Support Agreement”), pursuant to which and on the terms and conditions therein, the Consenting Holders agreed to validly deliver 2028 Notes beneficially owned by such Consenting Holders for (i) New 1L Exchange Notes, (ii) cash representing accrued and unpaid interest on the 2028 Notes and (iii) (x) common stock, par value $1.00 per share, of Holdings (the “Exchange Common Stock”), or (y) in the case of any Exchanging Holder that is not able to hold equity, an additional principal amount of New 1L Exchange Notes (clauses (i) through (iii) collectively, the “Exchange Consideration”) in the Exchange Offer (as defined below);

WHEREAS, on October 29, 2026, Xerox Corp and Holdings commenced an exchange offer (the “Exchange Offer”) solely to Eligible Holders (which include the Exchanging Holders), as defined in the Exchange Offer Terms Summary attached as Exhibit A to the Exchange Support Agreement (the “Offer Summary”), for such Eligible Holders to exchange 2028 Notes for the Exchange Consideration;

WHEREAS, Xerox Corp, Holdings and each of the Subsidiary Guarantors have duly authorized the execution, delivery and performance of this Agreement and the other Transaction Documents (as defined below).

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINED TERMS

1.01 Defined Terms. For the purposes of this Agreement, the following terms have the meanings set forth below.

“2028 Notes” shall have the meaning set forth in the recitals to this Agreement.

“2028 Notes Indenture” shall have the meaning set forth in the recitals to this Agreement.

“2028 Notes Trustee” shall have the meaning set forth in the recitals to this Agreement.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Authorization” shall have the meaning set forth in Section 5.07.

“Business Day” means any day that is not a Saturday, a Sunday, or a day on which banks are authorized or required by law to be closed in the City of New York.

“Closing” shall have the meaning set forth in Section 4.01.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and rules and regulations related thereto.

“Collateral” means all property and assets of Xerox Corp, Holdings and the Subsidiary Guarantors that are required to secure the New 1L Exchange Notes and the Guarantees pursuant to the terms of the Indenture or the Collateral Documents.

“Collateral Documents” means any security documents or any agreement, document or instrument granting or perfecting a security interest in any property or assets of Xerox Corp, Holdings or the Subsidiary Guarantors to secure the New 1L Exchange Notes or the Guarantees or under which rights or remedies with respect to any such liens are governed.

“Companies” shall have the meaning set forth in the Exchange Support Agreement.

“Consenting Holders” shall have the meaning set forth in the Exchange Support Agreement.

“Designated Affiliate” shall have the meaning set forth in Section 2.01(b).

“DTC” means the Depository Trust Company.

“Eligible Holders” shall have the meaning set forth in the Offer Summary.

“Enforceability Exceptions” shall have the meaning set forth in Section 5.03.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange” shall have the meaning set forth in Section 2.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Common Stock” shall have the meaning set forth in the recitals to this Agreement.

“Exchange Consideration” shall have the meaning set forth in the recitals to this Agreement.

“Exchange Documentation” means, collectively, this Agreement, the Exchange Support Agreement, the Term Loan Credit Agreement Amendment, and the Supplemental Indenture (each as defined in the Exchange Support Agreement), and all definitive documentation governing, or related to, the Exchange, the Exchanged Notes and the New 1L Exchange Notes, including all exchange agreements, consent agreements, indentures, security agreements, pledge agreements, certificates, instruments and other agreements.

“Exchange Offer” shall have the meaning set forth in the recitals to this Agreement.

“Exchange Support Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Exchanged Notes” means, collectively, the principal amounts of the 2028 Notes beneficially owned by Exchanging Holders to be exchanged pursuant to this Agreement.

“Exchanging Holder(s)” shall have the meaning set forth in the preamble to this Agreement.

“Global Notes” shall have the meaning set forth in the Indenture or the 2028 Notes Indenture, as applicable.

“Guarantees” means the guarantees provided by the Guarantors pursuant to the Indenture.

“Guarantors” shall have the meaning set forth in the preamble to this Agreement.

“Holdings” shall have the meaning set forth in the preamble to this Agreement.

“Indemnified Party” shall have the meaning set forth in Section 7.07(b).

“Indemnified Person” shall have the meaning set forth in Section 7.07(a).

“Intercreditor Documents” means each intercreditor agreement or intercreditor agreement joinder entered into in connection with the New 1L Exchange Notes. The forms of such Intercreditor Documents are attached as Exhibit C hereto; provided that the forms of the intercreditor agreement joinders included in Exhibit C may include such modifications or additional provisions as the Companies and the Required Consenting Holders agree are necessary or prudent to effectuate the intent of the applicable intercreditor agreement under the laws of any jurisdiction in which any Guarantor is organized or in which any Collateral is located or held.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Lien” shall have the meaning set forth in Section 5.02.

“Losses” shall have the meaning set forth in Section 7.07(a).

“Material Adverse Effect” shall have the meaning set forth in Section 5.01.

“Money Laundering Laws” shall have the meaning set forth in Section 5.19.

“New 1L Exchange Notes” shall have the meaning set forth in the recitals to this Agreement.

“New 1L Exchange Notes Collateral Agent” shall have the meaning set forth in the recitals to this Agreement.

“New 1L Exchange Notes Indenture” shall have the meaning set forth in the recitals to this Agreement.

“New 1L Exchange Notes Trustee” shall have the meaning set forth in the recitals to this Agreement.

“OFAC” shall have the meaning set forth in Section 5.20.

“Offer Summary” shall have the meaning set forth in the recitals to this Agreement.

“Outside Date” shall have the meaning given in the Exchange Support Agreement.

“Permitted Liens” shall have the meaning given in the New 1L Exchange Notes Indenture.

“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity.

“Public Filings” means Xerox Corp’s and Holdings’ annual report on Form 10-K for the fiscal year ended December 31, 2025, each subsequently filed quarterly report on Form 10-Q and current report on Form 8-K and all other documents filed by Xerox Corp and Holdings with the SEC from January 1, 2026 under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act to the Settlement Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Related Parties” means, with respect to any entity or Person, (A) such entity or Person, (B) such entity or Person’s predecessors, successors, assigns, current and former direct or indirect shareholders, subsidiaries, affiliates, affiliated investment funds or investment vehicles, managed or advised accounts, funds or other entities, and investment advisers, sub-advisors, or managers; (C) with respect to each of the foregoing in clauses (A) and (B), such entity or Person’s current and former directors, officers, principals, members, partners (including limited partners and general partners), employees, trustees, advisory board members, management companies, investment bankers, financial advisors, restructuring advisors, accountants, attorneys, actuaries, agents, representatives, and other consultants and professional advisors; and (D) with respect to each of the foregoing in clauses (A) through (C), such entity or Person’s respective heirs, executors, estates, servants and nominees.

“Required Consenting Holders” shall have the meaning set forth in the Exchange Support Agreement.

“Resale Registration Statement” shall have the meaning set forth in Section 7.05(a).

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Sanctions” shall have the meaning set forth in Section 5.20.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Settlement Date” shall have the meaning set forth in Section 4.01.

“Subsidiary Guarantor” shall have the meaning set forth in the preamble to this Agreement.

“Transaction Documents” shall have the meaning set forth in Section 5.06.

“Transfer Agent” means Computershare Inc.

“U.S. Collateral Documents” means any Collateral Documents other than any Collateral Documents governed by the laws of a jurisdiction other than the United States or any state thereof. The forms of such U.S. Collateral Documents are attached as Exhibit B hereto.

“Xerox Corp” shall have the meaning set forth in the preamble to this Agreement.

1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

1.03 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to United States Eastern time (daylight or standard, as applicable).

ARTICLE II

THE EXCHANGE

2.01 The Exchange. On the basis of the representations, warranties, covenants and agreements and subject to the terms and conditions set forth herein:

(a) At the Closing, each Exchanging Holder shall effect through DTC, in accordance with the applicable procedures of DTC and the terms of the 2028 Notes Indenture, the delivery to Holdings (or to its designee (which may be the 2028 Notes Trustee) for the benefit of Holdings) the Exchanged Notes held by such Exchanging Holder in the principal amount specified on Schedule II hereof under the heading “Principal Amount of 2028 Notes Exchanged”, and Holdings shall cause such Exchanged Notes to be cancelled or the amount outstanding under the Global Notes representing the Exchanged Notes to be decreased by the respective amounts of Exchanged Notes delivered; and

(b) at the Closing, in exchange for the Exchanged Notes, (i) Xerox Corp shall issue or pay to each Exchanging Holder (or, at such Exchanging Holder’s written direction as set forth on Schedule III hereof, to another fund or account that is managed or advised by, or beneficially owned by, such Exchanging Holder or its investment manager (a “Designated Affiliate”)), and each of the Exchanging Holders shall accept from Xerox Corp, the corresponding principal amount of New 1L Exchange Notes specified on Schedule II hereof under the heading “Principal Amount of the New 1L Exchange Notes Received” and cash representing accrued and unpaid interest on the Exchanged Notes, if any, since August 15, 2026, the last date on which interest has been paid on the 2028 Notes, to, but not including, the Settlement Date, specified on Schedule II hereof under the heading “Accrued and Unpaid Interest on the Exchanged Notes” and (ii) Holdings shall issue to each Exchanging Holder (or its Designated Affiliate as specified on Schedule II hereof), the corresponding number of shares of Exchange Common Stock (if any) specified on Schedule II hereof under the heading “Shares of Exchange Common Stock Received,” which shall be issued in book-entry form in accordance with procedures of the Transfer Agent. Notwithstanding the foregoing, in the case of any Exchanging Holder that is not able to hold equity due to prohibitions or limitations set forth in its constating or organizational documentation, applicable law or regulation, or beneficial ownership or similar limitations (including any limitation that would result in such Exchanging Holder, together with its affiliates, beneficially owning in excess of 9.9% of the outstanding common stock of Holdings), such Exchanging Holder shall receive, in lieu of the shares of Exchange Common Stock that it would otherwise receive hereunder, an additional principal amount of New 1L Exchange Notes equal to $60.0 principal amount of New 1L Exchange Notes for each $1,000 principal amount of Exchanged Notes, and Schedule II shall reflect such additional New 1L Exchange Notes for such Exchanging Holder under the heading “Principal Amount of the New 1L Exchange Notes Received” and no shares of Exchange Common Stock.

(c) The obligations of the Exchanging Holders to exchange, sell and/or deliver their Exchanged Notes hereunder are several and not joint, and no Exchanging Holder shall have any liability to any Person for the performance or non-performance by any other Exchanging Holder in connection therewith; provided, however, that if any Exchanging Holder defaults on its obligations to sell and/or deliver the Exchanged Notes that it has agreed to exchange hereunder, (a) Xerox Corp or Holdings shall have the right to terminate this Agreement solely as to such defaulting Exchanging Holder without any liability on their or the Subsidiary Guarantors’ part or the part of the non-defaulting Exchanging Holders, and this Agreement shall remain in full force and effect as to each other party hereto and (b) in the event that non-breaching holders fail to hold at least $50.0 million in Exchanged Notes, each non-breaching holder may terminate this Agreement as to itself. Nothing contained herein shall relieve a defaulting Exchanging Holder of any liability it may have to Xerox Corp, Holdings, the Subsidiary Guarantors or any non-defaulting Exchanging Holder for damages caused by its default.

(d) The parties intend that, from and after the Closing, each Exchanging Holder’s interest in the Exchanged Notes shall pass to Holdings and the New 1L Exchange Notes (as set forth on Schedule II hereof) shall be issued to such Exchanging Holder, regardless of whether the Exchanged Notes shall have been delivered to Holdings, or the New 1L Exchange Notes delivered to the Exchanging Holder, in each case, through the facilities of DTC, on the Settlement Date, including due to any mechanical or administrative delay (including with respect to any actions to be taken involving DTC or any DTC participant or the 2028 Notes Trustee or New 1L Exchange Notes Trustee).

The transactions described above in clauses (a) and (b) are collectively referred to in this Agreement as the “Exchange.”

ARTICLE III

TERMS OF THE NEW 1L EXCHANGE NOTES

3.01 New 1L Exchange Notes Indenture. The New 1L Exchange Notes shall be issued pursuant to, and be in the form prescribed by, the New 1L Exchange Notes Indenture. The New 1L Exchange Notes to be received upon the Exchange hereunder by each Exchanging Holder will be represented by one or more Global Notes which will be deposited by or on behalf of Xerox Corp with the New 1L Exchange Notes Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee for DTC.

ARTICLE IV

CLOSING; CONDITIONS

4.01 Closing.

(a) The closing of the Exchange described in Section 2.01 (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 at 9:00 a.m. New York City time (or such other place or time as may be agreed to by Xerox Corp and the Required Consenting Holders) on the first Business Day following the Early Exchange Deadline (as defined in the Offer Summary), or such other date as Xerox Corp and the Required Consenting Holders may agree, but in no event later than the Outside Date (the time and date of such Closing are called the “Settlement Date”).

(b) At the Closing, each Exchanging Holder on Schedule II hereto shall deliver, or cause to be delivered through the facilities of DTC, to Holdings (or to its designee (which may be the 2028 Notes Trustee) for the benefit of Holdings), its Exchanged Notes as set forth opposite the name of such Exchanging Holder on Schedule II hereof under the heading “Principal Amount of the 2028 Notes Exchanged,” in accordance with the information set forth under “DWAC Withdrawal Details (2028 Notes)” in Schedule III.

(c) At the Closing, (x) Xerox Corp shall deliver, or cause to be delivered, the New 1L Exchange Notes to such Exchanging Holder (or its Designated Affiliate as specified on Schedule II hereof) as set forth opposite the name of such Exchanging Holder on Schedule II hereof under the heading “Principal Amount of the New 1L Exchange Notes Received”, by causing DTC (or the New 1L Exchange Notes Trustee as custodian for DTC) to credit, in each case, the account or accounts of participants of DTC designated by such Exchanging Holders in the applicable principal amounts (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof), (y) Xerox Corp shall pay by wire transfer of immediately available funds to the account or accounts designated by such Exchanging Holders in writing (“Wire Instructions”), the amount of cash representing accrued and unpaid interest on the Exchanged Notes, if any, since August 15, 2026, the last date on which interest has been paid on the 2028 Notes, to, but not including, the Settlement Date, specified on Schedule II hereof under the heading “Accrued and Unpaid Interest on the Exchanged Notes” and (z) Holdings shall issue to such Exchanging Holder (or its Designated Affiliate as specified on Schedule II hereof), the number of shares of Exchange Common Stock (if any) as set forth opposite the name of such Exchanging Holder on Schedule II hereof under the heading “Shares of Exchange Common Stock Received”, by causing the Transfer Agent to register such shares of Exchange Common Stock in book-entry form in the name of such Exchanging Holder (or its Designated Affiliate as specified on Schedule II hereof).

(d) The Global Notes representing the New 1L Exchange Notes shall be made available for inspection on the Business Day preceding the Settlement Date at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 (or such other place as may be agreed to by Xerox Corp and the Exchanging Holders).

(e) Xerox Corp and Holdings shall deliver to the Exchanging Holders and the Exchanging Holders shall deliver to Xerox Corp and Holdings the other instruments and documents required to be delivered to them pursuant to the provisions of Section 4.02 and Section 4.03, respectively.

(f) Effective following the Closing, Holdings shall instruct the 2028 Notes Trustee to cancel all Exchanged Notes delivered in the Exchange and deliver or cause to be delivered to the 2028 Notes Trustee associated documentation required to cancel such Exchanged Notes under the 2028 Notes Indenture.

4.02 Exchanging Holder Closing Conditions. The obligation of each Exchanging Holder to exchange the Exchanged Notes for the New 1L Exchange Notes and the Exchange Common Stock on the Settlement Date is subject at the time of the Exchange solely to the satisfaction or waiver in accordance with Section 9.01 of the following conditions:

(a) New 1L Exchange Notes Indenture; Global Notes. The New 1L Exchange Notes Indenture and the Global Notes representing the New 1L Exchange Notes shall have been entered into by the parties thereto and be in full force and effect. The Exchanging Holders (or their counsel) shall have received duly executed copies of the New 1L Exchange Notes Indenture and Global Notes representing the New 1L Exchange Notes, to be dated as of the Settlement Date.

(b) Officer’s Certificate. The Exchanging Holders shall have received a certificate, signed by the chief executive officer, the president, any vice president or the chief financial officer of each of Xerox Corp and Holdings, to be dated as of the Settlement Date, stating that the conditions specified in Section 4.02(c), (f), (g) and (h) have been fulfilled.

(c) Performance. Xerox Corp, Holdings and each Subsidiary Guarantor shall have performed and complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied pursuant to this Agreement at or prior to the Settlement Date, in each case, in all material respects.

(d) DTC Eligibility. The New 1L Exchange Notes shall be eligible for clearance and settlement through DTC.

(e) Accrued and Unpaid Interest. The Exchanging Holders shall have received payment in cash for all accrued and unpaid interest in respect of the Exchanged Notes pursuant to Section 4.01(c)(y) hereof.

(f) Representations and Warranties. The representations and warranties of (i) Xerox Corp and Holdings set forth in Article V hereof and (ii) the Companies set forth in Section 12 of the Exchange Support Agreement, shall be true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) as of the date hereof and as of the Settlement Date.

(g) No Material Adverse Effect. Since the date hereof, there shall not have occurred any event, change or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(h) Proposed Amendments. The Term Loan Credit Agreement Amendment and the Supplemental Indenture shall have become effective, or shall become effective concurrently with the Closing, in each case in the forms attached to the Exchange Support Agreement (or as otherwise modified in accordance therewith).

(i) Collateral Documents; Intercreditor Agreements. The Collateral Documents and the Intercreditor Documents required by the New 1L Exchange Notes Indenture shall have been duly executed and delivered by the parties thereto and be in full force and effect and acceptable to the Required Consenting Holders; all filings necessary to perfect the Liens on the Collateral securing the New 1L Exchange Notes shall have been made (subject to a 60-day post-Closing period for Collateral Documents that do not constitute U.S. Collateral Documents).

(j) Exchange Support Agreement. Each condition to the obligations of the Consenting Holders set forth in the Exchange Support Agreement shall have been satisfied or waived in accordance with the terms thereof, and the Exchange Support Agreement shall be in full force and effect with respect to such Exchanging Holder and the Companies.

(k) No Injunction. No order, injunction or ruling of any governmental authority or court of competent jurisdiction shall be in effect that enjoins, prevents or prohibits the Exchange.

(l) Opinion of Counsel. The Exchanging Holders shall have received a written opinion, dated as of the Settlement Date, of Simpson Thacher & Bartlett LLP, as counsel for Xerox Corp, Holdings, and the Subsidiary Guarantors, in form and substance reasonably satisfactory to the Exchanging Holders (including in respect of corporate authority, enforceability, and validity and perfection of U.S. collateral).

4.03 Issuer, Holdings and Subsidiary Guarantor Closing Conditions. The obligation of Xerox Corp, Holdings and the Subsidiary Guarantors to exchange the New 1L Exchange Notes and Exchange Common Stock for the Exchanged Notes of any Exchanging Holder on the Settlement Date is subject at the time of such Exchange solely to the satisfaction or waiver in accordance with Section 9.01 of the following conditions:

(a) New 1L Exchange Notes Indenture. The New 1L Exchange Notes Indenture shall have been entered into by the New 1L Exchange Notes Trustee and the New 1L Exchange Notes Collateral Agent and be in full force and effect.

(b) Selling Stockholder Questionnaire. Such Exchanging Holder (or its Designated Affiliate as specified on Schedule II hereof) receiving Exchange Common Stock shall have delivered a duly executed and completed Selling Stockholder Questionnaire to Holdings, in the form attached hereto as Exhibit D.

(c) Wire Instructions. Such Exchanging Holder shall have delivered Wire Instructions to Xerox Corp, in the form specified by Xerox Corp, together with a properly completed and duly executed IRS Form W-9 or applicable IRS Form W-8 of such Exchanging Holder (and of any Designated Affiliate receiving consideration hereunder).

(d) Exchange Support Agreement. Each condition to the obligations of the Companies set forth in the Exchange Support Agreement shall have been satisfied or waived in accordance with the terms thereof, and the Exchange Support Agreement shall be in full force and effect with respect to such Exchanging Holder and the Companies.

(e) Performance. Such Exchanging Holder shall have performed and complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied pursuant to this Agreement at or prior to the Settlement Date, in each case, in all material respects.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF XEROX CORP AND HOLDINGS

Xerox Corp and Holdings, jointly and severally, represent and warrant to, and agree with each Exchanging Holder that as of the date hereof and as of the Settlement Date:

5.01 Good Standing of Xerox Corp, Holdings and the Subsidiary Guarantors. Each of Xerox Corp, Holdings and the Subsidiary Guarantors (i) has been duly incorporated or formed, as the case may be, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization and has the corporate power, or its equivalent in the case of a limited partnership or limited liability company, and authority to carry on its business as described in the Public Filings and to own, lease and operate its properties; and (ii) is duly qualified and is in good standing as a foreign corporation, limited liability company or limited partnership, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except in the case of clause (ii) where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of Holdings and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

5.02 Capital Stock. All outstanding shares of capital stock of Holdings have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights. All of the outstanding shares of capital stock of each of Holdings’ direct and indirect subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and such shares that are owned by Holdings are owned by Holdings, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a “Lien”) other than Liens securing obligations under (A) the New 1L Exchange Notes and the Guarantees, (B) Liens described in the Public Filings and (C) Permitted Liens. Holdings common stock is registered under Section 12(b) of the Exchange Act and listed on The Nasdaq Stock Market LLC (“Nasdaq”), Holdings has not received any notice of delisting or non-compliance with continued listing standards that remains unresolved, and no order preventing or suspending trading in any securities of Holdings has been issued or, to the knowledge of Holdings, is pending or threatened. Holdings has taken no action designed to, or reasonably expected to have the effect of, terminating the registration of the shares of common stock under the Exchange Act or delisting the shares of common stock from Nasdaq.

5.03 New 1L Exchange Notes Indenture. The New 1L Exchange Notes Indenture has been duly authorized, and, on the Settlement Date, will be executed and delivered by Xerox Corp, Holdings and each Subsidiary Guarantor, and, assuming that the New 1L Exchange Notes Indenture is a valid and binding obligation of the New 1L Exchange Notes Trustee and the New 1L Exchange Notes Collateral Agent, the New 1L Exchange Notes Indenture will be a valid and binding agreement of Xerox Corp, Holdings and each Subsidiary Guarantor, enforceable against Xerox Corp, Holdings and each Subsidiary Guarantor in accordance with its terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (the “Enforceability Exceptions”). As of the Closing, no default or Event of Default (as such term is defined in the respective document) under the New 1L Exchange Notes Indenture, the 2028 Notes Indenture, the Term Loan Credit Agreement (as defined in the Exchange Support Agreement) or the Existing First Lien Indenture (as defined in the Exchange Support Agreement) shall exist and/or be continuing.

5.04 The New 1L Exchange Notes. The New 1L Exchange Notes have been duly authorized and, on the Settlement Date, will have been validly executed and delivered by Xerox Corp. When the New 1L Exchange Notes have been issued, executed and authenticated in accordance with the provisions of the New 1L Exchange Notes Indenture and delivered to the Exchanging Holders in exchange for the applicable Exchanged Notes in accordance with the terms of this Agreement, the New 1L Exchange Notes will be entitled to the benefits of the New 1L Exchange Notes Indenture, and will be valid and binding obligations of Xerox Corp, enforceable in accordance with their terms except as the enforceability thereof may be limited by the Enforceability Exceptions. The New 1L Exchange Notes and the Guarantees will be secured by the same collateral and guaranteed by the same guarantors as Xerox Corp’s Existing First Lien Notes (as defined in the Exchange Support Agreement).

5.05 The Exchange Common Stock. The Exchange Common Stock has been duly authorized and, on the Settlement Date, when issued to the Exchanging Holders in exchange for the applicable Exchanged Notes in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and not subject to any pre-emptive rights.

5.06 Absence of Further Requirements. The execution, delivery and performance of this Agreement, the New 1L Exchange Notes Indenture, the New 1L Exchange Notes and the other Exchange Documentation (collectively, the “Transaction Documents”) by Xerox Corp, Holdings and each of the Subsidiary Guarantors, as applicable, compliance by Xerox Corp, Holdings and each of the Subsidiary Guarantors, as applicable, with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency except for (i) such filings or consents as may be required under the applicable United States securities or Blue Sky laws of the various states, (ii) such filings as may be required under applicable Canadian securities laws in each of the Private Placement Provinces, including the filing of reports of exempt distribution on Form 45-106F1 (and the payment of related fees) with, and the delivery of any offering memorandum to the extent required to, the applicable securities regulatory authorities in each of the Private Placement Provinces, and (ii) the filing of UCC-1s or UCC-3s, as applicable, the recording of any mortgages or deeds of trust, and any other filing or recording necessary to perfect the interest in the Collateral pursuant to the

Collateral Documents and the entry into and effectiveness of the Exchange Documentation. Assuming the accuracy of the representations and warranties set forth in Article VI, the transactions contemplated hereby (including the issuance of the Exchange Common Stock) do not require any vote of the stockholders of Holdings under applicable law, the rules of Nasdaq (including Nasdaq Listing Rule 5635), or the organizational documents of Holdings.

5.07 Absence of Defaults and Conflicts Resulting from the Transactions. The execution, delivery and performance of the Transaction Documents by Xerox Corp and each of the Guarantors, as applicable, compliance by Xerox Corp and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws or other organizational documents of Xerox Corp or any Guarantor or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Xerox Corp or Holdings and their subsidiaries, taken as a whole, to which Xerox Corp or the Guarantors are a party or by which Xerox Corp or the Guarantors or their respective property is bound, (ii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Xerox Corp, Holdings or any of their subsidiaries or their respective property, (iii) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which Xerox Corp, Holdings or any of their subsidiaries is a party or by which Xerox Corp, Holdings or any of their subsidiaries or their respective property is bound, other than as contemplated by the Transaction Documents, or (iv) result in the termination, suspension or revocation of permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of Xerox Corp, Holdings or any of their subsidiaries or result in any other impairment of the rights of the holder of any such Authorization, except (A) in the case of clauses (ii), (iii) and (iv), for such conflicts, breaches, defaults, liens, charges, encumbrances, impositions, terminations, suspensions or revocations that would not, singly or in the aggregate, have a Material Adverse Effect and (B) in the case of clause (i), after giving effect to the entry into and the effectiveness of the Exchange Documentation, including effectiveness of the Proposed Amendments.

5.08 Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by Xerox Corp, Holdings and each Subsidiary Guarantor and is the valid and binding obligation of Xerox Corp, Holdings and each Subsidiary Guarantor, enforceable against Xerox Corp, Holdings and each Subsidiary Guarantor in accordance with the terms hereof except as the enforceability thereof may be limited by the Enforceability Exceptions.

5.09 Class of Securities Not Listed. When the New 1L Exchange Notes and the Guarantees are issued and delivered pursuant to this Agreement, none of the New 1L Exchange Notes or the Guarantees will be of the same class (within the meaning of Rule 144A) as any security of Xerox Corp or Holdings that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

5.10 No Registration. No registration under the Securities Act of the New 1L Exchange Notes, the Guarantees or the Exchange Common Stock is required for the issuance of the New 1L Exchange Notes, the Guarantees or the Exchange Common Stock to the Exchanging Holders in the Exchange in the manner contemplated by this Agreement, assuming the accuracy of the Exchanging Holders’ representations and warranties and agreements set forth in Article VI hereof; and it is not necessary to qualify the New 1L Exchange Notes Indenture in respect of the New 1L Exchange Notes under the Trust Indenture Act of 1939, as amended.

5.11 No General Solicitation; No Directed Selling Efforts. Neither Xerox Corp, Holdings nor any Subsidiary Guarantor, nor any of their respective affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the Settlement Date, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the New 1L Exchange Notes or any security of the same class or series as the New 1L Exchange Notes or (ii) has offered or will offer or sell the New 1L Exchange Notes (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or (B) by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S.

5.12 SEC Reports. Holdings has timely filed all reports required to be filed by it with the SEC under the Exchange Act since January 1, 2026, and such reports complied in all material respects with the Exchange Act when filed and did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.13 S-3 Eligibility. Holdings is eligible to register the resale of all shares of the Exchange Common Stock (together with any securities issued in respect thereof by way of stock split, dividend, recapitalization, or similar event) on Form S-3.

5.14 Investment Company Act. None of Holdings, Xerox Corp or any Guarantor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act.

5.15 No Material Adverse Effect. Since June 30, 2026, there has been no event that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.16 No Proceedings. Except as disclosed in the Public Filings, there is no proceeding, claim, or investigation pending before any governmental entity, or threatened against the Company or any Subsidiary Guarantor, or any of the Company’s or Subsidiary Guarantors’ properties, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.16 Rule 14e-1. This Agreement and the transactions contemplated hereby do not, and on the Settlement Date the New 1L Exchange Notes Indenture will not, violate Rule 14e-1 under the Exchange Act.

5.18 Anti-Bribery. Neither Xerox Corp, Holdings, and any Subsidiary Guarantor, nor, to the knowledge of Xerox Corp, Holdings and any Subsidiary Guarantor, any director, officer, employee or controlled affiliate of Xerox Corp, Holdings, and any Subsidiary Guarantor has in the past five years (i) in material violation of applicable law, made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense

(or taken any act in furtherance thereof); (ii) in material violation of applicable law, made, offered, promised or authorized any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made a material violation of, or is in material violation of, any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law.

5.19 Money Laundering Laws. The operations of Xerox Corp, Holdings and each Subsidiary Guarantor are and have been conducted at all times in compliance in all material respects with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which Xerox Corp, Holdings and each Subsidiary Guarantor conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator against Xerox Corp, Holdings or any Subsidiary Guarantor with respect to alleged violations of the Money Laundering Laws is pending or, to the knowledge of Xerox Corp, Holdings or any Subsidiary Guarantor, threatened.

5.20 OFAC; Sanctions. None of Xerox Corp, Holdings and any Subsidiary Guarantor nor, to the knowledge of Xerox Corp, Holdings and any Subsidiary Guarantor, any director, officer or controlled affiliate of the Company or any of the Subsidiary Guarantors is currently the target of any sanctions administered or enforced by the U.S. Government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury or the United Nations Security Council (collectively, “Sanctions”), nor is Xerox Corp, Holdings or any Subsidiary Guarantor located, organized, or resident in a country or territory that is the subject or target of comprehensive country- or territory-wide Sanctions.

5.21 Canadian Securities Laws. (a) each of Xerox Corp and Holdings is a “reporting issuer” under applicable securities laws in each of the provinces and territories of Canada, has been a reporting issuer in each such jurisdiction for at least four months prior to the date hereof, and is not included in any list of defaulting reporting issuers maintained by any securities regulatory authority in Canada; (b) each of Xerox Corp and Holdings is in compliance, in all material respects, with its continuous disclosure obligations under applicable Canadian securities laws, and no order ceasing or suspending trading in any securities of Xerox Corp or Holdings, or prohibiting the issuance of the New 1L Exchange Notes, the Guarantees or the Exchange Common Stock, has been issued by any securities regulatory authority in Canada and no proceedings for such purpose are pending or, to the knowledge of Xerox Corp or Holdings, threatened; (c) assuming the accuracy of the representations and warranties of the Exchanging Holders set forth in Section 6.13 and Schedule IV, the issuance of the New 1L Exchange Notes, the Guarantees and the Exchange Common Stock to the Exchanging Holders (and their Designated Affiliates) resident or located in Canada in the manner contemplated by this Agreement is exempt from the prospectus requirements of applicable Canadian securities laws in each of the Private Placement Provinces, and no prospectus or other document is required to be filed, no proceeding is required to be taken and no approval, permit, consent or authorization is required to be obtained under applicable Canadian securities laws in connection therewith, other than the filing of reports of exempt distribution on Form 45-106F1 and the delivery of any offering memorandum to the extent required; and (d) none of Xerox Corp, Holdings, any Subsidiary Guarantor, any of their respective affiliates or any person acting on its or their behalf has offered or sold the New 1L Exchange Notes, the Guarantees or the Exchange Common Stock in Canada by means of any general solicitation or general advertising, including any advertisement in printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE EXCHANGING HOLDERS

Each Exchanging Holder, severally for itself only and not with respect to any other Exchanging Holder, as applicable, hereby represents and warrants to Xerox Corp and each of the Guarantors that:

6.01 Title to the Exchanged Notes. At the time of the Exchange, (i) such Exchanging Holder is or will be the sole beneficial owner of the Exchanged Notes set forth opposite its name on Schedule II hereto, and has or will have good and valid title to its Exchanged Notes, free and clear of any Liens and any adverse claim or right; (ii) such Exchanging Holder has not and will not have, in whole or in part, (x) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Notes or its rights in its Exchanged Notes or (y) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes; provided that Exchanging Holders may pledge their Exchanged Notes in connection with ordinary course financing arrangements so long as such pledge or lien does not prohibit or restrict the delivery of such Exchanged Notes at the Closing in accordance with Section 4.01, and such Exchanged Notes are delivered to the Issuer free and clear of such pledge or lien and (iii) such Exchanging Holder releases and discharges Xerox Corp, Holdings and each of the Subsidiary Guarantors from any and all claims such Exchanging Holder may have now, or may have in the future, arising out of, or related to, the Exchanged Notes; provided that the foregoing release shall not apply to, and nothing in this clause (iii) shall release or impair, (A) any obligation of Xerox Corp, Holdings or any Subsidiary Guarantor under this Agreement, the New 1L Exchange Notes, the New 1L Exchange Notes Indenture or any other Exchange Documentation, including the delivery of the Exchange Consideration, (B) any claim arising out of fraud or willful misconduct, or (C) any right, remedy or claim that is preserved under, or excluded from, the covenant set forth in Section 4(a)(7) of the Exchange Support Agreement.

6.02 Nature of Purchase. Such Exchanging Holder (and such Exchanging Holder’s Designated Affiliate to the extent applicable)is acquiring the New 1L Exchange Notes and the Exchange Common Stock on the Settlement Date for investment, solely for its own account (or for the account of those for whom or for which, as the case may be, it is acting as investment advisor, sub-advisor, manager or in a similar capacity) and not with a view to, or for resale in connection with, the distribution thereof in violation of applicable securities laws. Such Exchanging Holder (and such Exchanging Holder’s Designated Affiliate to the extent applicable) will not resell, transfer, assign or distribute the New 1L Exchange Notes or the Exchange Common Stock acquired by it, except in compliance with this Agreement, the registration requirements of the Securities Act, and applicable state securities laws or pursuant to an available exemption therefrom.

6.03 No Registration. Such Exchanging Holder (and such Exchanging Holder’s Designated Affiliate to the extent applicable) understands that it must be able to bear the economic risk of its investment for an indefinite period of time because the New Notes and the Exchange Common Stock (subject to, for the Exchange Common Stock, Holdings’ obligation to file a Resale Registration Statement) will not be registered under the Securities Act or any applicable state securities laws when issued and may not be resold unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Such Exchanging Holder (and such Exchanging Holder’s Designated Affiliate to the extent applicable) further understands that the exemption from registration afforded by Rule 144 depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Exchanging Holder acknowledges that Xerox Corp and Holdings are relying on the representations and warranties of such Exchanging Holder in this Article VI and such Exchanging Holder agrees to notify any subsequent purchaser of the New Notes or Exchange Common Stock from it of the resale restrictions referred to herein, as applicable. Such Exchanging Holder (and such Exchanging Holder’s Designated Affiliate to the extent applicable) also acknowledges that there is no established public market for the New 1L Exchange Notes and there can be no assurance that there will be any public market for the New 1L Exchange Notes in the foreseeable future. Such Exchanging Holder acknowledges that the New 1L Exchange Notes shall bear restricted legends upon issuance and as and when required by the New 1L Exchange Notes Indenture, and that the New 1L Exchange Notes may be deemed to be issued with original issue discount for U.S. federal income tax purposes. Such Exchanging Holder (and such Exchanging Holder’s Designated Affiliate to the extent applicable) acknowledges that the Exchange Common Stock shall bear restricted legends upon issuance, subject to Holdings’ obligations to cause removal of such restricted legends in certain circumstances, as set forth in Section 7.04.

6.04 Power and Authority. Such Exchanging Holder has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

6.05 Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part. This Agreement is the valid and binding obligation of it and enforceable against it in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

6.06 No Conflicts. The execution, delivery and performance of this Agreement by such Exchanging Holder, compliance by such Exchanging Holder with all provisions hereof and the consummation of the transactions contemplated hereby will not (i) conflict with or constitute a breach of any of the terms or provisions of the charter, by-laws or other organizational documents of such Exchanging Holder, (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to such Exchanging Holder, to which such Exchanging Holder is a party or by which such Exchanging Holder or its respective property is bound, or (iii)

violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Exchanging Holder or its property, except in the case of clauses (ii) and (iii), for such conflicts, breaches or defaults that would not, singly or in the aggregate, have a material adverse effect on such Exchanging Holder’s ability to perform its obligations under this Agreement.

6.07 Governmental Consents. The execution, delivery and performance by it of this Agreement do not and will not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, assuming the accuracy of the representations of Xerox Corp and Holdings in Article V hereof and the other Exchanging Holders’ representations in this Article VI.

6.08 Information. Such Exchanging Holder acknowledges that (a) it has conducted its own investigation of Xerox Corp, Holdings and their subsidiaries and the terms of the New 1L Exchange Notes, the Guarantees and the Exchange Common Stock, (b) it has had access to such financial and other information as it deems necessary to make its decision to receive the New 1L Exchange Notes, the Guarantees and the Exchange Common Stock in exchange for the Exchanged Notes, (c) it has been offered the opportunity to ask questions of Xerox Corp, Holdings and their subsidiaries and received answers thereto, as it deemed necessary in connection with the decision to exchange the Exchanged Notes for the New 1L Exchange Notes, the Guarantees and the Exchange Common Stock in the Exchange and (d) other than the representations and warranties of Xerox Corp and Holdings set forth in this Agreement and the other Transaction Documents and the advice of its own advisors, it has not relied on the advice of, or any representations by, any third party in making such decision.

6.09 Investment Experience. Such Exchanging Holder (and such Exchanging Holder’s Designated Affiliate to the extent applicable) is either (a) a person other than a “U.S. person” as defined in Regulation S under the Securities Act who agrees to purchase or receive the New 1L Exchange Notes and the Exchange Common Stock outside of the United States and who is otherwise in compliance with the requirements of Regulation S or (b) a person who is reasonably believed to be a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, and to whom the New 1L Exchange Notes and the Exchange Common Stock are offered in a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act. Such Exchanging Holder (and such Exchanging Holder’s Designated Affiliate to the extent applicable) is a sophisticated institutional investor and its knowledge and experience in financial and business matters is such that it, together with the assistance of professional and legal advisors of its choosing, is capable of evaluating the merits and risks of an investment in the New 1L Exchange Notes and Exchange Common Stock. Such Exchanging Holder (and such Exchanging Holder’s Designated Affiliate to the extent applicable) acknowledges that no representations, express or implied, are being made with respect to Xerox Corp, Holdings or any of their subsidiaries, the New 1L Exchange Notes, the Exchange Common Stock or otherwise, other than those expressly set forth herein or in the Exchange Support Agreement or the other Transaction Documents. In making its decision to exchange the Exchanged Notes for the New 1L Exchange Notes and Exchange Common Stock in the Exchange, such Exchanging Holder has relied upon the information and representations referred to in the preceding sentence and independent investigations made by such Exchanging Holder and, to the extent believed by such Exchanging Holder to be appropriate, such Exchanging Holder’s representatives, including such Exchanging Holder’s own professional, tax and other advisors, but otherwise has not relied upon any person or entity (including any of Xerox Corp’s and Holdings’ advisors) in its evaluation and decision with respect to exchanging the Exchanged Notes for the New 1L Exchange Notes and the Exchange Common Stock in the Exchange. Such Exchanging Holder and its representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Xerox Corp and Holdings and their respective representatives concerning the terms and conditions of the Exchange and the New 1L Exchange Notes.

6.10 No General Solicitation. Such Exchanging Holder represents that neither it nor any Persons acting on its behalf has responded to any general solicitation, or any published advertisement in connection with its exchange for the New 1L Exchange Notes, the Guarantees and the Exchange Common Stock.

6.11 Finder’s Fees. Except for Moelis & Company, LLC, no Person retained by such Exchanging Holder or any Persons acting on its behalf (or on any of their respective behalf) is or will be entitled to any commission or finder’s or similar fee payable by Xerox Corp, Holdings or any of their subsidiaries in connection with the transactions contemplated by this Agreement.

6.12 Source of Funds. Either (a) the assets of such Exchanging Holder (and such Exchanging Holder’s Designated Affiliate to the extent applicable) used by it to acquire or hold the New 1L Exchange Notes and the Exchange Common Stock do not include assets of (i) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (ii) any plan, individual retirement account or arrangement that constitutes a “plan” within the meaning of Section 4975(e)(1) of the Code subject to Section 4975 of the Code, (iii) any other entity the assets of which are deemed to include “plan assets” of employee benefit plans or plans for purposes of Department of Labor regulation Section 2510.3-101, as modified by Section 3(42) of ERISA or (iv) an arrangement subject to provisions under state, local, non-U.S. or other laws or regulations that are substantially similar to Section 406 of ERISA or Section 4975 of the Code which could cause such assets to constitute the assets of any U.S. state, local or non-U.S. governmental plan, or (b) the exchange of the Exchanged Notes for, and the receipt and holding of, the New 1L Exchange Notes and the Exchange Common Stock by such Exchanging Holder (and such Exchanging Holder’s Designated Affiliate to the extent applicable) will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable similar laws.

6.13 Canadian Status Representation. Such Exchanging Holder hereby represents and warrants to Xerox Corp and Holdings that (a) to the extent “Not Canadian” is specified on Schedule II hereof under the heading “Canadian Status,” neither it nor its Designated Affiliate (if any) is resident in any province or territory of Canada or (b) to the extent “Canadian” is specified on Schedule II hereof under the heading “Canadian Status,” (1) it is located or resident in one of the following Canadian provinces: British Columbia, Alberta, Manitoba, Ontario, or Québec (the “Private Placement Provinces”). The representations and warranties set forth in Schedule IV hereto are made only by Exchanging Holders specified as “Canadian” on Schedule II hereto, severally and not jointly.

6.14 OFAC; Sanctions. Such Exchanging Holder represents that neither it, nor to its knowledge, any of its director, officer or controlled affiliate is currently the target of any Sanctions, nor is it located, organized, or resident in a country or territory that is the subject or target of comprehensive country- or territory-wide Sanctions.

ARTICLE VII

COVENANTS

7.01 DTC Eligibility. From and after the Settlement Date, Xerox Corp will, upon issuance thereof and while outstanding, ensure that the New 1L Exchange Notes are eligible for clearance and settlement through the facilities of DTC.

7.02 Stock. Holdings will cause the Exchange Common Stock to be duly authorized, validly issued, fully paid and non-assessable on or prior to the Settlement Date.

7.03 Rule 144. Until the Registration Rights Expiration Date (as defined below), Holdings shall use its reasonable best efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Exchanging Holder may reasonably request, all to the extent required from time to time to enable the Exchanging Holders to sell Exchange Common Stock without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

7.04 Legend Removal. Holdings shall promptly instruct the Transfer Agent to remove any legend, notation or similar designation restricting transferability of the Exchange Common Stock from the certificates or book-entries evidencing the Exchange Common Stock (the “Legend Removal”) if (a) such shares of Exchange Common Stock are sold pursuant to an effective registration statement under the Securities Act, upon receipt by Holdings or the Transfer Agent of one or more representation letters indicating such Exchange Common Stock has been sold pursuant to an effective registration statement under the Securities Act; (b) such shares of Exchange Common Stock are sold or transferred pursuant to Rule 144, solely upon receipt by Holdings of a customary Rule 144 holder or seller representation letter applicable to such shares of Exchange Common Stock or (c) such shares of Exchange Common Stock are eligible for sale under Rule 144 without the requirement that Holdings has complied with the public reporting requirements of the Exchange Act; provided that Holdings shall bear all reasonable fees and expenses, including any legal opinion fees, reasonable and documented legal fees and expenses of counsel to the Exchanging Holders, transfer agent fees, and other out-of-pocket costs, incurred in connection with the Legend Removal. Promptly upon effectiveness of the Resale Registration Statement, Holdings shall use commercially reasonable efforts to provide to the Transfer Agent standing instructions, and if required by the Transfer Agent an opinion of counsel, authorizing Legend Removal for the Exchange Common Stock upon receipt of one or more representation letters indicating such Exchange Common Stock has been sold pursuant to the Resale Registration Statement (as defined below).

7.05 Registration Statement.

(a) Holdings shall, on or prior to the Settlement Date, file with the SEC, a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such other form as Holdings is then eligible to use) providing for the sale of Exchange Common Stock by the Exchanging Holders pursuant to Rule 415 of the Securities Act (the “Resale Registration Statement”).

(b) Holdings shall use commercially reasonable efforts to (i) have the Resale Registration Statement declared effective within sixty (60) days after the Settlement Date and (ii) once effective, keep such Resale Registration Statement effective until the earliest of (A) such Exchange Common Stock has been disposed of in accordance with such Resale Registration Statement, (B) such Exchange Common Stock is disposed of pursuant to Rule 144, (C) such Exchange Common Stock becomes eligible for sale by the applicable Exchanging Holder without registration and without time restrictions, volume restrictions, manner-of-sale restrictions or a current public information or notice requirement under Rule 144 and (D) two years from the date the Resale Registration Statement becomes effective (such earliest date, the “Registration Rights Expiration Date”).

(c) Upon giving written notice to the Exchanging Holders (which notice shall not, without the prior written consent of any Exchanging Holder, disclose to such Exchanging Holder any material non-public information), Holdings shall be entitled to delay or suspend the filing or effectiveness of any registration statement or any amendment thereto or suspend the Exchanging Holders’ use of any prospectus or any supplement thereto only to the extent reasonably necessary, if (a) the board of directors of Holdings (the “Board”) determines that a postponement is in the best interest of Holdings and its stockholders generally due to a proposed transaction involving Holdings and determines in good faith that Holdings’ ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such registration statement, or (b) the Board determines such registration would render Holdings unable to comply with applicable securities laws, in each case as certified in a certificate of the chief executive officer, the president, any vice president or the chief financial officer of Holdings; provided, further, that (i) Holdings may not delay the filing or effectiveness of, or suspend, any registration statement for longer than sixty (60) consecutive calendar days (such period, a “Blackout Period”) in any 12-month period or more than two (2) times in any 12-month period, (ii) Holdings may not commence a Blackout Period within fifteen (15) calendar days after the expiration of a prior Blackout Period, (iii) Holdings shall promptly notify the Exchanging Holders in writing upon the termination of any Blackout Period, and (iv) Holdings may not file any registration statement during a Blackout Period (other than on Form S-4 or Form S-8 or any similar successor forms or another form used for a purpose similar to the intended use for such forms).

(d) In the case of any registration hereunder, Holdings shall bear all expenses incident to the performance of or compliance with this Agreement, including all SEC filing fees and expenses, fees and expenses of listing any Exchange Common Stock on any securities exchange on which the shares of Exchange Common Stock are then listed, fees and expenses of compliance with securities or blue sky laws, the costs and charges of any transfer agent and any registrar, all expenses and application fees incurred in connection with any filing with, and clearance of an offering by, the Financial Industry Regulatory Authority, Inc., printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for Holdings and all independent certified public accountants and the reasonable and documented fees and disbursements of counsel to the Exchanging Holders.

(e) For the avoidance of doubt the Exchanging Holders shall not have any demand rights, underwritten shelf take down offering rights or piggyback rights with respect to the Exchange Common Stock.

7.06 Tax Matters.

(a) The parties agree to treat, for U.S. federal and applicable state and local income tax purposes, (i) the cash paid in respect of accrued and unpaid interest pursuant to Section 2.01(b) and Section 4.01(c)(y) as a payment of accrued and unpaid interest on the Exchanged Notes and (ii) the New 1L Exchange Notes and the Exchange Common Stock received in the Exchange as received solely in exchange for the principal amount of the Exchanged Notes, in each case except as otherwise required by a “determination” within the meaning of Section 1313(a) of the Code.

(b) Xerox Corp shall determine in good faith the “issue price” of the New 1L Exchange Notes (within the meaning of Sections 1273 and 1274 of the Code and the Treasury Regulations promulgated thereunder) and the fair market value of the Exchange Common Stock as of the Settlement Date. Xerox Corp shall provide a draft of such determinations to the Exchanging Holders, and shall make its final determinations available to holders as and when required by Treasury Regulations Section 1.1273-2(f)(9).

(c) Xerox Corp, Holdings and their agents shall be entitled to deduct and withhold from any consideration deliverable pursuant to this Agreement only such amounts as are required to be deducted and withheld under applicable tax law. Other than any backup withholding resulting from an Exchanging Holder’s failure to deliver the tax form required by Section 4.03(c), Xerox Corp or Holdings (as applicable) shall provide the applicable Exchanging Holder with written notice of any intended deduction or withholding (and the basis therefor), and shall cooperate in good faith with such Exchanging Holder to reduce or eliminate any such deduction or withholding. Any amounts so deducted or withheld and timely paid over to the appropriate governmental authority shall be treated for all purposes of this Agreement as having been delivered to the Exchanging Holder in respect of which such deduction or withholding was made.

(d) Xerox Corp and Holdings shall pay any documentary, stamp, transfer or similar taxes imposed in connection with the Exchange, including the issuance and delivery of the New 1L Exchange Notes, the Guarantees and the Exchange Common Stock and the transfer of the Exchanged Notes, other than (i) any taxes imposed on or measured by net income, (ii) any taxes imposed as a result of an Exchanging Holder being organized under the laws of, or having its principal office in the jurisdiction imposing such tax (or any political subdivision thereof) and (iii) any such taxes imposed because the consideration is delivered at the direction of an Exchanging Holder to a Person other than such Exchanging Holder or its Designated Affiliate.

7.07 Indemnification.

(a) To the fullest extent permitted by law, Holdings will, and hereby does, indemnify, hold harmless and defend each Exchanging Holder and its Designated Affiliate (if any), each Person who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act, and the members, shareholders, directors, officers, partners, employees, managers, agents, representatives and advisors of each of the foregoing (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges and costs, reasonable and documented attorneys’ fees and expenses, and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Resale Registration Statement, any preliminary prospectus, final prospectus or issuer free writing prospectus contained therein, any amendment or supplement thereof, or any document incorporated by reference therein, or (ii) any violation or alleged violation by Holdings of the Securities Act, the Exchange Act or any state securities or “blue sky” law, or any rule or regulation thereunder, in connection with the registration of the Exchange Common Stock; except to the extent such Losses arise out of an untrue statement or omission made in reliance upon and in conformity with information furnished in writing to Holdings by such Exchanging Holder and its Designated Affiliate (if any) expressly for use in the Resale Registration Statement or prospectus. Holdings shall reimburse each Indemnified Person for reasonable and documented attorneys’ fees and expenses incurred in connection with investigating or defending any such claim, loss, damage liability or action, promptly as they are incurred. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person and shall survive the transfer of the Exchange Common Stock by an Exchanging Holder.

(b) To the fullest extent permitted by law, each Exchanging Holder, severally and not jointly, agrees to indemnify and hold harmless Holdings, each of its directors and officers and each Person who controls Holdings within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission of a material fact in the Resale Registration Statement, any preliminary prospectus, final prospectus or issuer free writing prospectus contained therein, any amendment or supplement thereof, or any document incorporated by reference therein, to the extent, and only to the extent, made in reliance upon and in conformity with information furnished in writing by such Exchanging Holder or its Designated Affiliate (if any) to Holdings expressly for use therein. In no event shall the liability of an Exchanging Holder under this Section 7.07 exceed the net proceeds received by such Exchanging Holder or its Designated Affiliate (if any) upon the sale of its Exchange Common Stock pursuant to the Resale Registration Statement. The parties acknowledge that, unless an Exchanging Holder expressly agrees otherwise in writing (agreement from counsel of such Exchanging Holder (email to suffice) shall be sufficient), the only information furnished by such Exchanging Holder or its Designated Affiliate (if any) for use in the Resale Registration Statement, any preliminary prospectus, final prospectus or issuer free writing prospectus contained therein, any amendment or supplement thereof, or any document incorporated by reference therein is the information relating to it set forth in its Selling Stockholder Questionnaire.

(c) An Indemnified Person or Indemnified Party shall give the indemnifying party prompt written notice of any claim for which it seeks indemnification, but the failure to do so shall not relieve the indemnifying party of its obligations except to the extent it is materially prejudiced thereby. The indemnifying party may assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that the indemnified party may retain its own counsel at the indemnifying party’s expense if the indemnifying party fails to assume the defense within a reasonable time or if, in the reasonable judgment of the indemnified party, a conflict of interest exists between it and the indemnifying party. No indemnifying party shall, without the indemnified party’s written consent, settle any claim unless the settlement includes an unconditional release of the indemnified party from all liability in respect of the claim and contains no admission of fault by or on behalf of the indemnified party. The indemnification contained in Sections 7.07(a) and (b) shall not apply to any amount paid in settlement of any Losses if such settlement is effected without the Consent of the indemnifying party.

(d) If the indemnification provided for in this Section 7.07 is unavailable or insufficient to hold an indemnified party harmless, the indemnifying party shall contribute to the Losses in such proportion as is appropriate to reflect the relative fault of the parties; provided that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not, and no Exchanging Holder shall be required to contribute any amount in excess of the limit set forth in Section 7.07(b). The obligations under this Section 7.07 shall survive the Registration Rights Expiration Date and any termination of this Agreement.

7.08 Canadian Securities Law Covenants.

(a) Xerox Corp and Holdings shall, within the time periods prescribed by applicable Canadian securities laws and at their sole expense, (i) file with the applicable securities regulatory authorities in Canada reports of exempt distribution on Form 45-106F1 in respect of the issuance of the New 1L Exchange Notes, the Guarantees and the Exchange Common Stock to Exchanging Holders (and their Designated Affiliates) resident or located in Canada and pay all related filing fees, and (ii) deliver any offering memorandum to such securities regulatory authorities to the extent required.

(b) Xerox Corp and Holdings shall remain a reporting issuer in each of the provinces and territories of Canada, and shall not be in default of its obligations under applicable Canadian securities laws, until at least the date that is four months and a day after the Settlement Date.

(c) Holdings shall cause any legend, notation or written notice required by section 2.5 of National Instrument 45-102 – Resale of Securities (“NI 45-102”) to be placed on or given in respect of the Exchange Common Stock, and Xerox Corp shall cause any such legend or written notice required in respect of the New 1L Exchange Notes, in each case solely in respect of securities issued to Exchanging Holders (or their Designated Affiliates) resident or located in Canada and in the form prescribed by NI 45-102, such that such Exchanging Holders may rely on section 2.5 of NI 45-102 to effect a resale of such securities upon the expiry of the applicable restricted period without such resale constituting a distribution under applicable Canadian securities laws.

ARTICLE VIII

EXPENSES

8.01 Expenses. Except as set forth in this Agreement and the Exchange Support Agreement, each party hereto shall bear its own expenses incurred in connection with this Agreement, the Exchange, the Transaction Documents and the transactions contemplated hereby and thereby.

ARTICLE IX

MISCELLANEOUS

9.01 Amendments, Consents and Waivers. This Agreement and any provision hereof may not be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Xerox Corp, the Guarantors and the Exchanging Holders (to the extent such Exchanging Holder is affected thereby) and, for so long as the Exchange Support Agreement remains in effect, in accordance with Section 15 of the Exchange Support Agreement.

9.02 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or electronic mail, as follows:

If to Xerox Corp and/or any Guarantor:

Xerox Corporation

Holdings Corporation

401 Merritt 7

Norwalk, CT 06851-1056

Attention: Chief Legal Officer & General Counsel

Email: Flor.Colon@xerox.com

with copies to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Kenneth Wallach, Catherine Ciriello

Email: kwallach@stblaw.com, catherine.ciriello@stblaw.com

If to Exchanging Holders:

In accordance with the details specified on Schedule II hereof under the heading “Notice Information”

with copies to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

200 Park Ave

New York, NY 10166

Attention: Scott J Greenberg, Stephen D. Silverman, Rob E.

Fitzgerald

Email: sgreenberg@gibsondunn.com,

ssilverman@gibsondunn.com, rfitzgerald@gibsondunn.com

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or electronic mail or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case, delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.02 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.02; provided that if any fax or electronic mail is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

9.03 Binding Effect; Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to each Exchanging Holder upon execution and delivery hereof by such Exchanging Holder, Xerox Corp and the Guarantors, and when each such person shall have received counterparts hereof (including delivery via facsimile or by electronic mail in .pdf, .tif, or similar format) which, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic means shall be as effective as delivery of a manually signed counterpart of this Agreement.

9.04 Successors and Assigns. All covenants, promises and agreements by or on behalf of Xerox Corp, Holdings, the Subsidiary Guarantors or any Exchanging Holder that are contained in this Agreement shall bind and inure to the benefit of their respective successors. Neither Xerox Corp, nor Holdings, nor the Subsidiary Guarantors, nor any of the Exchanging Holders shall assign or delegate any of their respective rights or duties hereunder without the prior written consent of the other parties hereto, and any attempted assignment without such consent shall be null and void.

9.05 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States of America located in the Southern District of New York for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby or thereby in the Transaction Documents, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth above shall be effective service of process for any action, suit or proceeding brought against the parties in any such court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby in the Transaction Documents in any such New York State court or in any such Federal court and (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN THE TRANSACTION DOCUMENTS. FURTHERMORE, EACH PARTY WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

9.06 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire contract between the parties relative to the Exchange. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Transaction Documents; provided that nothing in this Agreement shall supersede, limit or otherwise modify Sections 19, 28 and 30 of the Exchange Support Agreement, any confidentiality agreement between any Exchanging Holder and Xerox Corp or Holdings, or any fee letter referred to in Section 19 of the Exchange Support Agreement. Nothing in this Agreement or in the other Transaction Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Transaction Documents. In the event of any inconsistency between the terms hereof and the terms of the Exchange Support Agreement, the terms of this Agreement shall govern.

9.07 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.08 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

9.09 Several Obligations of the Exchanging Holders. The obligations of the Exchanging Holders hereunder are several and not joint, and no Exchanging Holder shall be responsible for the obligations of any other Exchanging Holder hereunder. Nothing contained herein or in the Exchange Support Agreement, and no action taken by any Exchanging Holder pursuant hereto or thereto, shall be deemed to constitute the Exchanging Holders as acting jointly or in concert with one another with respect to the acquisition, holding, voting or disposition of any securities of Xerox Corp or Holdings for purposes of National Instrument 62-104 – Take-Over Bids and Issuer Bids, National Instrument 62-103 – The Early Warning System and Related Take-Over Bid and Insider Reporting Issues or any other applicable Canadian securities laws, and each Exchanging Holder shall be solely responsible for determining its own beneficial ownership of, and control or direction over, securities of Holdings.

9.10 No Personal Liability. Notwithstanding anything to the contrary contained herein, it is expressly understood and the Exchanging Holders expressly agree that nothing contained herein or in any other document contemplated hereby (whether from a covenant, representation, warranty or other provision herein or therein) shall create, or be construed as creating, any personal liability of any stockholder, director, officer, member, partner, manager or employee of Holdings, Xerox Corp and their respective subsidiaries (excluding any such person which is a Guarantor or other express obligor on the New 1L Exchange Notes) in such person’s capacity as such, with respect to (a) any payment obligation of Holdings, Xerox Corp or any of their subsidiaries, (b) any obligation of Holdings, Xerox Corp or any of their respective subsidiaries to perform any covenant, undertaking, indemnification or agreement, either express or implied, contained herein, (c) any representation or warranty contained herein, (d) any other claim or liability to the Exchanging Holders under or arising under this Agreement or in any other document contemplated hereby, or (e) any credit extended or loan made; provided that nothing herein shall be deemed to be a waiver of claims arising from fraud. The foregoing shall apply mutatis mutandis to each Exchanging Holder and its Related Parties (including any Investment Advisor or Manager executing this Agreement on behalf of any Exchanging Holder, which shall have no personal liability hereunder other than for its own representations as to its authority to execute this Agreement on behalf of such Exchanging Holder, including as set forth in Article X).

9.11 Termination. This Agreement shall terminate automatically, without any further action by any party, solely with respect to any Exchanging Holder, upon the earlier of (i) the Settlement Date and (ii) the termination of the Exchange Support Agreement with respect to such Exchanging Holder in accordance with its terms. Upon any such termination, Xerox Corp and Holdings shall promptly (and in any event within two (2) Business Days) cause any Exchanged Notes delivered by such Exchanging Holder to be returned to it, and no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination. Notwithstanding the termination of this Agreement, Section 7.03 shall survive until the occurrence of the Legend Removal for all Exchange Common Stock, Sections 7.04 and 7.05 shall survive until the Registration Rights Expiration Date, and Section 7.07 shall survive indefinitely.

9.12 Specific Performance. Each party hereto agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms, and that each other party shall be entitled to specific performance and injunctive or other equitable relief, without proof of actual damages or the posting of any bond, in addition to any other remedy to which it is entitled at law or in equity.

9.13 Confidentiality of Holder Information. Neither Xerox Corp nor any Guarantor shall disclose the name of any Exchanging Holder or the amounts set forth opposite its name on Schedule II or Schedule III, except as permitted by Section 28 of the Exchange Support Agreement. If this Agreement is required to be filed with the SEC or any Securities regulatory authority in Canada, Schedules II and III shall be omitted or redacted.

ARTICLE X

REPRESENTATIONS AND WARRANTIES OF INVESTMENT ADVISOR OR MANAGER

10.01 Authority. Each Investment Advisor or Manager, severally for itself only and not with respect to any other Investment Advisor or Manager, hereby represents and warrants to Xerox Corp and each of the Guarantors as of the date hereof and as of the Settlement Date, with respect to each Exchanging Holder such Investment Advisor or Manager entered into this Agreement on behalf of (such Exchanging Holders being identified on Schedule II under the heading “Exchanging Holder” to the left of such Investment Advisor or Manager’s name on Schedule II under the heading “Investment Advisor or Manager”) that, such Investment Advisor or Manager has:

(a) investment or voting discretion concerning the Exchanged Notes;

(b) full power and authority to vote on and consent to matters concerning such Exchanged Notes and to exchange, assign, and transfer such Exchanged Notes, including in the Exchange Offer; and

(c) full power and authority to enter into this Agreement for and on behalf of such Exchanging Holder and bind such Exchanging Holder to this Agreement, including full power and authority to make all representations and warranties on behalf of such Exchanging Holder.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

XEROX CORPORATION

By:	/s/ Charles Douglas Butler
Name: Charles Douglas Butler
Title: Chief Financial Officer

XEROX HOLDINGS CORPORATION

By:	/s/ Charles Douglas Butler
Name: Charles Douglas Butler
Title: Chief Financial Officer

XEROX FINANCIAL SERVICES LLC, as a Guarantor

By:	/s/ Stuart William Kirk
Name: Stuart William Kirk
Title: Vice President and Treasurer

XEROX BUSINESS SOLUTIONS, LLC, as a Guarantor

By:	/s/ Charles Douglas Butler
Name: Charles Douglas Butler
Title: Chief Financial Officer

XEROX IT SOLUTIONS, INC., as a Guarantor

By:	/s/ Charles Douglas Butler
Name: Charles Douglas Butler
Title: Chief Financial Officer

[Exchange Agreement Signature Page]

XEROX IT SOLUTIONS LLC, as a Guarantor

By:	/s/ Charles Douglas Butler
Name: Charles Douglas Butler
Title: President

XEROX CANADA LTD., as a Guarantor

By:	/s/ Eric Wilson Risi
Name: Eric Wilson Risi
Title: Secretary

XEROX IT SOLUTIONS CANADA LTD., as a Guarantor

By:	/s/ Eric Wilson Risi
Name: Eric Wilson Risi
Title: Secretary

XEROX BUSINESS SOLUTIONS CANADA ULC, as a Guarantor

By:	/s/ Karl Boissonneault
Name: Karl Boissonneault
Title: President and Director

ALTODIGITAL NETWORKS LIMITED, as a Guarantor

By:	/s/ Paolo Rossetti
Name: Paolo Rossetti
Title: UK Finance Director

ITEC CONNECT LTD, as a Guarantor

By:	/s/ Paolo Rossetti
Name: Paolo Rossetti
Title: UK Finance Director

XEROX FINANCE LIMITED, as a Guarantor

By:	/s/ Richard Pitceathly
Name: Richard Pitceathly
Title: Director

XEROX LIMITED, as a Guarantor

By:	/s/ Richard Pitceathly
Name: Richard Pitceathly
Title: Director

XEROX (UK) LIMITED, as a Guarantor

By:	/s/ Richard Pitceathly
Name: Richard Pitceathly
Title: Director

GO INSPIRE GROUP LIMITED, as a Guarantor

By:	/s/ Darren Scott Cassidy
Name: Darren Scott Cassidy
Title: Director

XEROX LEASING DEUTSCHLAND GMBH, as a Guarantor

By:	/s/ Martina Vratz
Name: Martina Vratz
Title: Director

By:	/s/ Thomas Jung
Name: Thomas Jung
Title: Director

LEXMARK INTERNATIONAL DE ARGENTINA, INC., as a Guarantor

By:	/s/ Charles Douglas Butler
Name: Charles Douglas Butler
Title: Chief Financial Officer

LEXINGTON CARE, LLC
LEXMARK ESPANA, L.L.C.
LEXMARK EUROPE HOLDING COMPANY II, LLC
LEXMARK NORDIC, L.L.C., as Guarantors

By:	Lexmark International, Inc., as Managing Member

By:	/s/ Charles Douglas Butler
Name: Charles Douglas Butler
Title: Chief Financial Officer

LEXMARK INTERNATIONAL TRADING CORP., as a Guarantor

By:	/s/ Charles Douglas Butler
Name: Charles Douglas Butler
Title: Chief Financial Officer

LEXMARK ASIA PACIFIC CORPORATION, INC., as a Guarantor

By:	/s/ Charles Douglas Butler
Name: Charles Douglas Butler
Title: Chief Financial Officer

LEXMARK EUROPE TRADING CORPORATION, INC., as a Guarantor

By:	/s/ Charles Douglas Butler
Name: Charles Douglas Butler
Title: Chief Financial Officer

LEXMARK INTERNATIONAL II, LLC, as a Guarantor

By:	Xerox Corporation, as Managing Member

By:	/s/ Charles Douglas Butler
Name: Charles Douglas Butler
Title: Chief Financial Officer

LEXMARK INTERNATIONAL, INC., as a Guarantor

By:	/s/ Charles Douglas Butler
Name: Charles Douglas Butler
Title: Chief Financial Officer

LEXMARK MEXICO HOLDING COMPANY, INC., as a Guarantor

By:	/s/ Charles Douglas Butler
Name: Charles Douglas Butler
Title: Chief Financial Officer

LEXMARK VENTURES, LLC, as a Guarantor

By:	/s/ Charles Douglas Butler
Name: Charles Douglas Butler
Title: Chief Financial Officer

LEXMARK INTERNATIONAL LTD, as a Guarantor

By:	/s/ Danny Molhoek
Name: Danny Molhoek
Title: Director

LEXMARK CANADA INC., as a Guarantor

By:	/s/ Eric Wilson Risi
Name: Eric Wilson Risi
Title: Secretary

LEXMARK DEUTSCHLAND GMBH, as a Guarantor

By:	/s/ Cecile Marnat
Name: Cecile Marnat
Title: Managing Director

LEXMARK INTERNATIONAL N.V., as a Guarantor

By:	/s/ Cecile Marnat
Name: Cecile Marnat
Title: Managing Director

XEROX FINANCIAL SERVICES BELUX BV, as a Guarantor

By:	/s/ Charlotte Dautreaux
Name: Charlotte Dautréaux
Title: Secretary

[Exchanging Holder signature pages on file with the Registrant]

SCHEDULE I

Schedule of Subsidiary Guarantors

1.	Altodigital Networks Limited
2.	Lexmark International de Argentina, Inc.
3.	Go Inspire Group Limited
4.	ITEC Connect Ltd
5.	Lexington Care, LLC
6.	Lexmark Asia Pacific Corporation, Inc.
7.	Lexmark Canada Inc.
8.	Lexmark Deutschland GmbH
9.	Lexmark Espana, L.L.C.
10.	Lexmark Europe Holding Company II, LLC
11.	Lexmark International Trading Corp.
12.	Lexmark Europe Trading Corporation, Inc.
13.	Lexmark International II, LLC
14.	Lexmark International Ltd
15.	Lexmark International NV
16.	Lexmark International, Inc.
17.	Lexmark Mexico Holding Company, Inc.
18.	Lexmark Nordic, L.L.C.
19.	Lexmark Ventures, LLC
20.	Powerland Computers Ltd
21.	Xerox (UK) Limited
22.	Xerox Business Solutions Canada ULC
23.	Xerox Business Solutions, LLC
24.	Xerox Canada Ltd
25.	Xerox Finance Limited
26.	Xerox Financial Services Belux BV
27.	Xerox Financial Services LLC
28.	Xerox IT Solutions LLC
29.	Xerox IT Solutions, Inc.
30.	Xerox Leasing Deutschland GmbH
31.	Xerox Limited

SCHEDULE II

Certain information omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K as not material and is the type that the registrant treats as private or confidential and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

Investment Advisor or Manager	Exchanging Holder	Canadian Status	Notice Information	Principal Amount of the 2028 Notes Exchanged (CUSIP)	Accrued and Unpaid Interest on the Exchanged Notes	Principal Amount of the New 1L Exchange Notes Received (CUSIP)	Shares of Exchange Common Stock Received
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
			Total	[ ]	[ ]	[ ]	[ ]

SCHEDULE III

Withdrawal and Delivery Information

Certain information omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K as not material and is the type that the registrant treats as private or confidential and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

DWAC Withdrawal Details (2028 Notes)

Investment Advisor or Manager	Exchanging Holder	Principal Amount of 2028 Notes	CUSIP (98421MAB2 (Rule 144) / U98401AB5 (Reg S))	DTC Participant Number	DTC Participant Name	Contact Information for DTC Participant	Contact Information for Fund Manager
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

DWAC Deposit Details (New 1L Exchange Notes)

Investment Advisor or Manager	Exchanging Holder	Designated Affiliate	Principal Amount of New 1L Exchange Notes	CUSIP (Rule 144A or Reg S)	DTC Participant Number	DTC Participant Name	Contact Information for DTC Participant	Contact Information for Fund Manager
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Exchange Common Stock Book-Entry Delivery Details

Exchanging Holder	Registration Name (Exchanging Holder or Designated Affiliate)	Number of Shares of Exchange Common Stock	Address (including country code)	Email Address	Phone Number
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

SCHEDULE IV

Canadian Representation Letter

Each Exchanging Holder identified as “Canadian” on Schedule II hereto, severally for itself only and not with respect to any other Exchanging Holder, as applicable, hereby represents and warrants to Xerox Corp, Holdings, and each of the Guarantors, as of the date hereof and as of the Settlement Date, that:

1. other than the Offer Summary, the Exchanging Holder and any Person acting on its behalf has not been provided with a prospectus or any other document in connection with the Exchange or the issuance of the New 1L Exchange Notes and the Exchange Common Stock, and the distribution of the New 1L Exchange Notes and the Exchange Common Stock has not been made through, or as a result of, or in response to, and is not being accompanied by (i) a general solicitation, (ii) an advertisement in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada, or (iii) any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

2. such Exchanging Holder has reviewed and acknowledges the terms set forth in Annex A (Notice to Eligible Holders Resident in Canada) attached to the Offer Summary;

3. such Exchanging Holder (or its Designated Affiliate, if applicable) is acquiring the New 1L Exchange Notes, the Guarantees and the Exchange Common Stock as principal, or is deemed to be acquiring as principal for purposes of subsection 73.3(2) of the Securities Act (Ontario) (the “OSA”), if such Exchanging Holder is resident in the Province of Ontario, or section 2.3 of National Instrument 45-106 – Prospectus Exemptions (such instrument being titled in Québec Regulation 45-106 respecting prospectus exemptions, and together “NI 45-106”), if such Exchanging Holder is resident in a Private Placement Province other than the Province of Ontario, in each case, for its own account and not as agent for the benefit of another person;

4. such Exchanging Holder (or its Designated Affiliate, if applicable) is an “accredited investor” as defined in section 1.1 of NI 45-106, if such Exchanging Holder is resident in a Private Placement Province other than the Province of Ontario, or section 73.3(1) of the OSA, if such Exchanging Holder is resident in the Province of Ontario, in each case, meeting one or more of the criteria to be classified as an “accredited investor” as defined therein (other than the criteria set out in paragraph (j), (k) or (l) in section 1.1 of NI 45-106), and is also a “permitted client” as defined in section 1.1 of National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations;

5. such Exchanging Holder is not a person created or used solely to exchange 2028 Notes for New 1L Exchange Notes and Exchange Common Stock or hold the New 1L Exchange Notes and Exchange Common Stock as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106 (or the corresponding provision of the OSA, if applicable);

6. any resale of the New 1L Exchange Notes or Exchange Common Stock in Canada may have to be made through an appropriately registered dealer or in accordance with an available exemption from the dealer registration requirements of applicable securities laws;

7. such Exchanging Holder acknowledges that, where required by NI 45-102 (as defined in Section 7.08), the New 1L Exchange Notes, Guarantees and Exchange Common Stock issued to it will be subject to the legend, notation or written notice prescribed by section 2.5 of NI 45-102, to the effect that, unless permitted under securities legislation, the holder must not trade such securities before the date that is four months and a day after the Settlement Date, and that the filing of the Resale Registration Statement contemplated by Section 7.05 of this Agreement does not shorten such period;

8. such Exchanging Holder is not an “insider” of Xerox Corp or Holdings and is not a “registrant” (each within the meaning of applicable Canadian securities laws) unless in either case it has specifically provided written advice to the contrary to Xerox Corp or Holdings and has identified itself to each of them as an “insider” or “registrant”, and consents to the collection and filing of any information required to be filed by Form 45-106F1;

9. none of the assets of such Exchanging Holder used to acquire the New 1L Exchange Notes and Exchange Common Stock are, to its knowledge, proceeds obtained or derived, directly or indirectly, as a result of illegal activities and that, to its knowledge:

a.

the assets used to acquire the New 1L Exchange Notes and Exchange Common Stock by or on behalf of the Exchanging Holder do not represent proceeds of crime for the purpose of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”);

b.

the Exchanging Holder is not a person or entity with or in respect of whom transactions may be prohibited under Part II.1 of the Criminal Code (Canada) or under the regulations enacted under the United Nations Act (Canada), the Special Economic Measures Act (Canada), the Justice for Victims of Corrupt Foreign Official Act (Sergei Magnitsky Law) (Canada), or the Freezing Assets of Corrupt Foreign Officials Act (Canada);

c.

Xerox Corp and Holdings may in the future be required by law to disclose the Exchanging Holder’s name and other information relating to the Exchanging Holder and any exchange of 2028 Notes for New 1L Exchange Notes and Exchange Common Stock, on a confidential basis, pursuant to the PCMLTFA, Criminal Code, regulations enacted under the United Nations Act, the Special Economic Measures Act, the Justice for Victims of Corrupt Foreign Official Act (Sergei Magnitsky Law) (Canada) or the Freezing Assets of Corrupt Foreign Officials Act, or as otherwise may be required by applicable laws, regulations or rules, and by accepting delivery of the Offer Summary and this Agreement, the Exchanging Holder will be deemed to have agreed to the foregoing; and

d.

until the Settlement Date, the Exchanging Holder shall promptly notify Xerox Corp and Holdings if the Exchanging Holder discovers that any of the representations contained in this subparagraph (9) cease to be true, and shall provide Xerox Corp and Holdings with such information in connection therewith as may be reasonably requested by Xerox Corp and Holdings and permitted by applicable law;

10. where required by applicable securities laws, regulations or rules, the Exchanging Holder will execute, deliver and file such reports, undertakings and other documents relating to the exchange of 2028 Notes for New 1L Exchange Notes and Exchange Common Stock by the Exchanging Holder as may be required by such laws, regulations and rules, or assist Xerox Corp and Holdings, as applicable, in obtaining and filing such reports, undertakings and other documents; and

11. such Exchanging Holder acknowledges that such Exchanging Holder should consult its own legal, financial and tax advisers with respect to the tax consequences of acquiring the New 1L Exchange Notes and Exchange Common Stock in its particular circumstances and with respect to the eligibility of the New 1L Exchange Notes and Exchange Common Stock for investment by such Exchanging Holder under relevant Canadian legislation and regulations, and that such Exchanging Holder has not relied on Xerox Corp or Holdings or their authorized agents or the contents of the exchange documents, or any related offering materials authorized and approved by Xerox Corp and Holdings for distribution to such Exchanging Holder for advice with respect to such matters; provided that nothing in this Schedule IV shall limit or otherwise affect the representations and warranties of Xerox Corp and Holdings set forth in Article V or in the other Transaction Documents, or any right of action available to such Exchanging Holder under applicable Canadian securities laws.

EXHIBIT A

Form of Indenture

Omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

EXHIBIT B

Forms of U.S. Collateral Agreements

Omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

EXHIBIT C

Forms of Intercreditor Documents

Omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

EXHIBIT D

Forms of Selling Stockholder Questionnaire

Omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.